                                                  Registration Number 333-______

  As filed with the Securities and Exchange Commission on December 20, 2000.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ______________
                        CONVERGENT COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Colorado                        4813                    84-1337265
(State or Other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)     Identification
        Organization)                                              Number)

                     400 Inverness Drive South, Suite 400
                          Englewood, Colorado  80112
         (Address of Principal Executive Offices, including Zip Code)


                        Convergent Communications, Inc.
                             Stock Incentive Plan

                           (Full Title of the Plan)

                               MARTIN E. FREIDEL
                        Convergent Communications, Inc.
                     400 Inverness Drive South, Suite 400
                          Englewood, Colorado  80112
                    (Name and Address of Agent for Service)
                                (303) 749-3000

         (Telephone Number, Including Area Code, of Agent for Service)



                                  Copies to:
                            RICHARD M. RUSSO, Esq.
                          Gibson, Dunn & Crutcher LLP
                      1801 California Street, Suite 4100
                         Denver, Colorado  80202-2641
                                (303) 298-5700



                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
     Title of Securities           Amount to          Proposed Maximum          Proposed Maximum
      to be Registered           be Registered       Offering Price per            Aggregate                Amount of
                                                         Share (1)             Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value         4,000,000         $0.890625 per share           $3,562,500               $890.63
===========================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and 457(h)(1), the filing fee for the 4,000,000 shares subject to options that have not yet been granted is calculated based upon the average high and low prices of the Common Stock reported on December 19, 2000, which is $0.890625 per share.


This Form S-8 contains 7 sequentially numbered pages. The Exhibit Index appears at sequentially numbered page 7.

                               EXPLANATORY NOTE

Registration of Additional Shares

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 2000, File No. 333-95897, as amended by a Post Effective Amendment filed on February 3, 2000 (the "Initial Registration Statement"), Convergent Communications, Inc. (the "Company") registered 2,000,000 shares of its common stock, no par value (the "Common Stock"), reserved for issuance from time to time under its Stock Incentive Plan (the "Plan"). On April 26, 2000, the Company registered an additional 1,500,000 shares of Common Stock issuable under the Plan by a Registration Statement on Form S-8. On August 4, 2000, the Company registered an additional 500,000 shares of Common Stock issuable under the Plan by a Registration Statement on Form S-8.

This Registration Statement is being filed to report an amendment and restatement of the Plan to incorporate, among other amendments, an increase in the number of shares issuable under the Plan from 4,000,000 to 8,000,000 shares. Under this Registration Statement on Form S-8, the Company is registering an additional 4,000,000 shares of Common Stock issuable under the Plan.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Company's Initial Registration Statement are incorporated by reference into this Registration Statement.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.
          ---------

Pursuant to General Instruction E to Form S-8, only the following exhibits are required.

    Exhibit
     Number    Description
    -------    -----------
       5.1     Opinion of Gibson, Dunn & Crutcher, LLP
      23.1     Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)
      24.1     Power of Attorney (incorporated by reference to the signature page of this Registration Statement)
      99.1     Amended and Restated Stock Incentive Plan

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 15, 2000.

                              CONVERGENT COMMUNICATIONS, INC.



                              By:  /s/  Joseph R. Zell
                                   ------------------------------------
                                   Name:  Joseph R. Zell
                                   Title:  Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Martin
E. Freidel, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                        Title                           Date
    ---------                        -----                           ----

/s/  Joseph R. Zell        Chief Executive Officer and        December 15, 2000
----------------------    Director (Principal Executive
Joseph R. Zell                     Officer)


/s/  Ernest J. Sampias     Chief Financial Officer and        December 15, 2000
----------------------    Treasurer (Principal Financial
Ernest J. Sampias            and Accounting Officer)


/s/ Richard W. Boyce               Director                   December 19, 2000
----------------------
Richard W. Boyce

     Signature                            Title                Date
     ---------                            -----                ----


/s/ Michael J. Marocco                   Director        December 19, 2000
---------------------------
Michael J. Marocco


/s/ Clifford Rudolph                     Director        December 19, 2000
---------------------------
Clifford Rudolph


/s/ Jeffrey A. Shaw                      Director        December 19, 2000
---------------------------
Jeffrey A. Shaw


/s/ Richard G. Tomlinson                 Director        December 19, 2000
---------------------------
Richard G. Tomlinson, Ph.D.

                                 EXHIBIT INDEX

     Exhibit
     Number    Description
     -------   -----------

       5.1     Opinion of Gibson, Dunn & Crutcher, LLP
      23.1     Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)
      24.1 Power of Attorney (incorporated by reference to the signature page of this Registration Statement)
      99.1     Amended and Restated Stock Incentive Plan